Exhibit 99.1
HANMI FINANCIAL CORPORATION REPORTS
NET INCOME OF $2.9 MILLION FOR FIRST QUARTER OF 2008
     LOS ANGELES — April 29, 2008 — Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, reported that for the three months ended March 31, 2008, it earned net income of $2.9 million, compared to a net loss of $100.0 million for the fourth quarter of 2007 and net income of $13.0 million for the comparable period a year ago. Earnings per share were $0.06 (diluted), compared to $0.26 (diluted) for the same period in 2007.
     “Our first-quarter results are indicative of an overall economic environment that, by most measures, has changed little in the last three months,” said Chung Hoon Youk, Chief Credit Officer and Interim Chief Executive Officer. “With that in mind, the single biggest factor affecting net income was a $17.8 million provision for credit losses. The provision —although lower than the prior quarter’s $20.7 million — reflects a persistently soft economy that is affecting some of our borrowers’ ability to honor their commitments.”
     “Contributing to the disappointing bottom-line performance was a compression in net interest margin — to 3.73 percent from 4.06 percent in the prior quarter — that continues to be driven by two factors in particular: intense competition among Korean-American banks, particularly in the pricing of deposits; and the Federal Reserve Bank’s further 200-basis-point cut in short-term interest rates during the quarter. Despite growing concerns about inflation, our outlook for the year remains cautious and does not assume any near-term tightening on the part of the Fed; that being the case, and given our balance sheet composition,” concluded Mr. Youk, “we expect that historically low short-term rates will continue to put pressure on margins.”
BALANCE SHEET SUMMARY
     In the first quarter of 2008, changes in our balance sheet growth were moderate. Total assets decreased by $42.7 million, or 1.1 percent, to $3.94 billion at March 31, 2008, compared to $3.98 billion at December 31, 2007. Gross loans increased by $19.3 million, or 0.6 percent, to $3.30 billion at March 31, 2008, compared to $3.28 billion at December 31, 2007. Total deposits increased by $26.1 million, or 0.9 percent, to $3.03 billion at March 31, 2008, compared to $3.00 billion at December 31, 2007. FHLB advances and other borrowings decreased by $71.6 million, or 14.7 percent, to $415.6 million at March 31, 2008, compared to $487.2 million at December 31, 2007.
NET INTEREST INCOME AND NET INTEREST MARGIN
     Net interest income was $34.2 million for the first quarter of 2008, compared to $37.6 million for the fourth quarter of 2007 and $38.0 million for the first quarter of 2007. The decrease in net interest income was mainly caused by compression in the net interest margin. Net interest margin for the first quarter of 2008 was 3.73 percent, compared to 4.06 percent for the fourth quarter of 2007 and 4.59 percent for the first quarter of 2007. Net interest margin has decreased due to the Federal Reserve Bank lowering short-term interest rates and intense competition for loans and deposits. The net reversal of $1.2 million of accrued interest on loans placed on non-accrual status further compressed our margin during the first quarter of 2008.

     Average interest-earning assets increased by $20.2 million, or 0.6 percent, to $3.69 billion for the first quarter of 2008, compared to $3.67 billion for the fourth quarter of 2007, and increased by $339.4 million, or 10.1 percent, compared to $3.35 billion for the first quarter of 2007. Average gross loans increased by $18.9 million, or 0.6 percent, to $3.30 billion for the first quarter of 2008, compared to $3.28 billion for the fourth quarter of 2007, and increased by $420.5 million, or 14.6 percent, compared to $2.88 billion for the first quarter of 2007.
     The yield on average interest-earning assets was 7.08 percent for the first quarter of 2008, a decrease of 69 basis points compared to 7.77 percent for the fourth quarter of 2007, and a decrease of 115 basis points compared to 8.23 percent for the first quarter of 2007. The yield on the loan portfolio was 7.38 percent for the first quarter of 2008, a decrease of 77 basis points compared to 8.15 percent for the fourth quarter of 2007, and a decrease of 142 basis points compared to 8.80 percent for the first quarter of 2007.
     Average interest-bearing liabilities increased by $51.4 million, or 1.8 percent, to $2.90 billion for the first quarter of 2008, compared to $2.85 billion for the fourth quarter of 2007, and increased by $409.8 million, or 16.5 percent, compared to $2.49 billion for the first quarter of 2007. Average interest-bearing deposits decreased by $5.2 million, or 0.2 percent, to $2.34 billion for the first quarter of 2008, compared to $2.35 billion for the fourth quarter of 2007, and increased by $108.2 million, or 4.8 percent, compared to $2.24 billion for the first quarter of 2007. Average borrowings increased by $56.6 million, or 11.4 percent, to $553.1 million for the first quarter of 2008, compared to $496.5 million for the fourth quarter of 2007, and increased by $301.5 million, or 119.9 percent, compared to $251.6 billion for the first quarter of 2007.
     The cost of average interest-bearing liabilities was 4.27 percent for the first quarter of 2008, a decrease of 51 basis points compared to 4.78 percent for the fourth quarter of 2007, and a decrease of 62 basis points compared to 4.89 percent for the first quarter of 2007. The cost of average interest-bearing deposits was 4.26 percent for the first quarter of 2008, a decrease of 39 basis points compared to 4.65 percent for the fourth quarter of 2007, and a decrease of 49 basis points compared to 4.75 percent for the first quarter of 2007. The cost of average borrowings was 4.31 percent for the first quarter of 2008, a decrease of 108 basis points compared to 5.39 percent for the fourth quarter of 2007, and a decrease of 183 basis points compared to 6.14 percent for the first quarter of 2007.
ASSET QUALITY
     Starting in the fourth quarter of 2007, the Bank expanded its portfolio monitoring activities in an attempt to identify problematic loans. Given the deteriorating economy in which the Bank’s borrowers operate, and in light of the unusually high levels of loan delinquencies and defaults, we believe that early detection is a key factor in lowering the financial impact on the Bank.
     Net charge-offs were $7.3 million and $11.6 million for the first quarter of 2008 and the fourth quarter of 2007, respectively, significantly higher than $2.4 million for the first quarter of 2007. Non-performing loans were $88.7 million at March 31, 2008, compared to $54.8 million at December 31, 2007 and $19.5 million at March 31, 2007. The majority of the $33.9 million increase during the first quarter of 2008 was caused by one construction loan whose balance was approximately $28.0 million. Non-performing loans as a percentage of gross loans increased to 2.68 percent at March 31, 2008, compared to 1.66 percent at December 31, 2007 and 0.67 percent at March 31, 2007. Delinquent loans increased to $105.8 million at March 31, 2008, compared to $45.1 million at December 31, 2007 and $37.3 million at March 31, 2007.

     As our borrowers are negatively affected by the downward economy, the provision for credit losses has risen to historically high levels — $20.7 million in the fourth quarter of 2007, and $17.8 million in the first quarter of 2008, compared with $6.1 million for the first quarter of 2007.
     The provision for credit losses, net of net charge-offs, increased the allowance for loan losses to $53.0 million, or 1.60 percent, of the gross loan portfolio, at March 31, 2008, compared to 1.33 percent and 1.08 percent at December 31, 2007 and March 31, 2007, respectively. We also have an allowance for off-balance sheet exposure, primarily unfunded loan commitments, of $2.9 million (recorded in other liabilities). As of March 31, 2008, the allowance for loan losses was 59.7 percent of non-performing loans, compared to 80.1 percent at December 31, 2007 and 161.6 percent at March 31, 2007. Based on management’s evaluation and analysis of portfolio credit quality and prevailing economic conditions, we believe these reserves are adequate for losses inherent in the loan portfolio and off-balance sheet exposure at March 31, 2008.
NON-INTEREST INCOME
     Non-interest income was $9.8 million for the first quarter of 2008, compared to $9.8 million and $10.0 million for the fourth quarter of 2007 and the first quarter of 2007, respectively. Overall increase in various fee income sources including gain on sales of securities of $618,000 for the first quarter of 2008 was offset by the decrease in gain on sales of loans. The gain on sales of loans decreased to $213,000 for the first quarter of 2008, compared to $1.8 million for the fourth quarter of 2007 and $1.4 million for the first quarter of 2007. The gains in the prior quarters were relatively high since they included $1.2 million of sales gain on unguaranteed SBA loans sold in the fourth quarter of 2007 and $867,000 sales gain on SBA loans originated prior to 2007 and sold in the first quarter of 2007 while there was no such sales in the first quarter of 2008.
NON-INTEREST EXPENSES
     Non-interest expenses decreased by $104.6 million, or 82.9 percent, to $21.6 million for the first quarter of 2008, compared to $126.2 million, which included a $102.9 million goodwill impairment charges, for the fourth quarter of 2007. As compared with $21.0 million for the first quarter of 2007, our non-interest expenses in the first quarter of 2008 increased by $619,000, or 3.0 percent, due mainly to the additional professional fees incurred in 2008 for credit, legal and valuation services.
     The efficiency ratio (non-interest expenses divided by the sum of net interest income before provision for credit losses and non-interest income) for the first quarter of 2008 was 49.11 percent, compared to 266.31 percent (49.22 percent excluding the goodwill impairment charge) for the fourth quarter of 2007 and 43.74 percent for the first quarter of 2007.
CAPITAL
     As of January 1, 2008, the beginning balance of retained earnings was adjusted downward by $2.2 million for the recognition of a liability, which was related to postretirement benefits covered by an endorsement split-dollar life insurance arrangement, upon the adoption of Emerging Issues Task Force Issue No. 06-04. In addition, we corrected the prior period financial statements for immaterial errors related to interest expense on deposits totaling $989,000. For the years ended December 31, 2007, 2006, 2005 and 2004, net income was adjusted downward by $428,000, $299,000, $242,000 and $20,000, respectively. For the three months ended December 31, 2007 and March 31, 2007, net income was adjusted downward by $57,000 and $63,000, respectively.

     Our capital exceeds the levels defined as “well capitalized” by our regulators. Hanmi Bank’s capital ratios were as follows:

	March 31,	December 31,	March 31,
	2008	2007	2007
Tier 1 Leverage Ratio	8.74%	8.47%	10.18%
Tier 1 Risk-Based Capital Ratio	9.54%	9.31%	11.25%
Total Risk-Based Capital Ratio	10.79%	10.58%	12.30%
ABOUT HANMI FINANCIAL CORPORATION
     Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 25 full-service offices in Los Angeles County, Orange County, San Bernardino County, San Diego County, the San Francisco Bay area, and the Silicon Valley area in Santa Clara County, and eight loan production offices in California, Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
FORWARD-LOOKING STATEMENTS
     This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; the ability of borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
CONTACT

Hanmi Financial Corporation

BRIAN E. CHO	STEPHANIE YOON
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	March 31,	December 31,	%	March 31,	%
	2008	2007	Change	2007	Change
ASSETS
Cash and Due from Banks	$101,306	$105,898	(4.3)%	$93,174	8.7%
Federal Funds Sold	2,000	16,500	(87.9)%	55,000	(96.4)%

Cash and Cash Equivalents	103,306	122,398	(15.6)%	148,174	(30.3)%

Investment Securities	323,636	350,457	(7.7)%	381,237	(15.1)%
Loans:
Gross Loans, Net of Deferred Loan Fees	3,304,039	3,284,708	0.6%	2,917,187	13.3%
Allowance for Loan Losses	(52,986)	(43,611)	21.5%	(31,527)	68.1%

Loans Receivable, Net	3,251,053	3,241,097	0.3%	2,885,660	12.7%

Customers’ Liability on Acceptances	7,119	5,387	32.2%	10,974	(35.1)%
Premises and Equipment, Net	20,679	20,800	(0.6)%	20,324	1.7%
Accrued Interest Receivable	15,417	17,411	(11.5)%	16,739	(7.9)%
Other Real Estate Owned	—	287	(100.0)%	—	—
Deferred Income Taxes	17,530	18,470	(5.1)%	10,683	64.1%
Servicing Assets	4,220	4,336	(2.7)%	4,528	(6.8)%
Goodwill	107,943	107,100	0.8%	209,941	(48.6)%
Other Intangible Assets	6,384	6,908	(7.6)%	8,619	(25.9)%
Federal Reserve Bank and Federal Home Loan Bank Stock	33,718	33,479	0.7%	25,115	34.3%
Bank-Owned Life Insurance	24,760	24,525	1.0%	23,822	3.9%
Other Assets	25,180	31,002	(18.8)%	31,768	(20.7)%

TOTAL ASSETS	$3,940,945	$3,983,657	(1.1)%	$3,777,584	4.3%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$676,471	$680,282	(0.6)%	$738,396	(8.4)%
Interest-Bearing	2,351,297	2,321,417	1.3%	2,245,611	4.7%

Total Deposits	3,027,768	3,001,699	0.9%	2,984,007	1.5%
Accrued Interest Payable	17,857	21,828	(18.2)%	22,379	(20.2)%
Acceptances Outstanding	7,119	5,387	32.2%	10,974	(35.1)%
FHLB Advances and Other Borrowings	415,553	487,164	(14.7)%	168,114	147.2%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	19,328	14,617	32.2%	17,460	10.7%

Total Liabilities	3,570,031	3,613,101	(1.2)%	3,285,340	8.7%
Shareholders’ Equity	370,914	370,556	0.1%	492,244	(24.6)%

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,940,945	$3,983,657	(1.1)%	$3,777,584	4.3%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,	December 31,	%	March 31,	%
	2008	2007	Change	2007	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$60,598	$67,505	(10.2)%	$62,561	(3.1)%
Taxable Interest on Investments	3,116	3,186	(2.2)%	3,531	(11.8)%
Tax-Exempt Interest on Investments	759	765	(0.8)%	764	(0.7)%
Dividends on FHLB and FRB Stock	414	358	15.6%	369	12.2%
Interest on Federal Funds Sold	83	69	20.3%	726	(88.6)%
Interest on Term Federal Funds Sold	—	—	—	5	(100.0)%

Total Interest Income	64,970	71,883	(9.6)%	67,956	(4.4)%

INTEREST EXPENSE:
Interest on Deposits	24,847	27,544	(9.8)%	26,189	(5.1)%
Interest on FHLB Advances and Other Borrowings	4,477	5,074	(11.8)%	2,171	106.2%
Interest on Junior Subordinated Debentures	1,449	1,670	(13.2)%	1,639	(11.6)%

Total Interest Expense	30,773	34,288	(10.3)%	29,999	2.6%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	34,197	37,595	(9.0)%	37,957	(9.9)%

Provision for Credit Losses	17,821	20,704	(13.9)%	6,132	190.6%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	16,376	16,891	(3.0)%	31,825	(48.5)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,717	4,672	1.0%	4,488	5.1%
Insurance Commissions	1,315	1,419	(7.3)%	1,125	16.9%
Trade Finance Fees	865	944	(8.4)%	1,290	(32.9)%
Remittance Fees	505	546	(7.5)%	471	7.2%
Other Service Charges and Fees	716	646	10.8%	616	16.2%
Bank-Owned Life Insurance Income	240	240	—	230	4.3%
Increase in Fair Value of Derivatives	239	162	47.5%	92	159.8%
Other Income	337	479	(29.6)%	275	22.5%
Gain on Sales of Loans	213	1,767	(87.9)%	1,400	(84.8)%
Gain on Sales of Securities Available for Sale	618	—	—	—	—
Other-Than-Temporary Impairment Loss on Securities	—	(1,074)	(100.0)%	—	—

Total Non-Interest Income	9,765	9,801	(0.4)%	9,987	(2.2)%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	11,280	13,075	(13.7)%	11,761	(4.1)%
Occupancy and Equipment	2,782	2,754	1.0%	2,512	10.7%
Data Processing	1,534	1,622	(5.4)%	1,563	(1.9)%
Advertising and Promotion	812	1,137	(28.6)%	661	22.8%
Supplies and Communications	704	596	18.1%	588	19.7%
Professional Fees	985	782	26.0%	474	107.8%
Amortization of Other Intangible Assets	525	548	(4.2)%	614	(14.5)%
Other Operating Expenses	2,966	2,816	5.3%	2,796	6.1%
Impairment Loss on Goodwill	—	102,891	(100.0)%	—	—

Total Non-Interest Expenses	21,588	126,221	(82.9)%	20,969	3.0%

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	4,553	(99,529)	(104.6)%	20,843	(78.2)%
Provision for Income Taxes	1,632	514	217.5%	7,851	(79.2)%

NET INCOME (LOSS)	$2,921	$(100,043)	(102.9)%	$12,992	(77.5)%

EARNINGS (LOSS) PER SHARE:
Basic	$0.06	$(2.15)	(102.8)%	$0.27	(77.8)%
Diluted	$0.06	$(2.15)	(102.8)%	$0.26	(76.9)%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	45,842,376	46,465,973		48,962,089
Diluted	45,918,143	46,465,973		49,500,312

SHARES OUTSTANDING AT PERIOD-END	45,905,549	45,860,941		48,825,537

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended
	March 31,	December 31,	%	March 31,	%
	2008	2007	Change	2007	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$3,303,141	$3,284,222	0.6%	$2,882,632	14.6%
Average Investment Securities	342,123	350,147	(2.3)%	386,688	(11.5)%
Average Interest-Earning Assets	3,689,650	3,669,436	0.6%	3,350,245	10.1%
Average Total Assets	3,965,369	4,053,801	(2.2)%	3,740,936	6.0%
Average Deposits	2,995,315	3,029,804	(1.1)%	2,945,386	1.7%
Average Borrowings	553,138	496,513	11.4%	251,594	119.9%
Average Interest-Bearing Liabilities	2,897,209	2,845,775	1.8%	2,487,429	16.5%
Average Stockholders’ Equity	377,365	485,934	(22.3)%	495,832	(23.9)%
Average Tangible Equity	263,572	269,497	(2.2)%	276,918	(4.8)%

PERFORMANCE RATIOS:
Return on Average Assets	0.30%	(9.79)%		1.41%
Return on Average Stockholders’ Equity	3.11%	(81.68)%		10.63%
Return on Average Tangible Equity	4.46%	(147.28)%		19.03%
Efficiency Ratio	49.11%	266.31%		43.74%
Net Interest Margin	3.73%	4.06%		4.59%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$43,611	$34,503	26.4%	$27,557	58.3%
Provision Charged to Operating Expense	16,672	20,736	(19.6)%	6,374	161.6%
Charge-Offs, Net of Recoveries	(7,297)	(11,628)	(37.2)%	(2,404)	203.5%

Balance at the End of Period	$52,986	$43,611	21.5%	$31,527	68.1%

Allowance for Loan Losses to Total Gross Loans	1.60%	1.33%		1.08%
Allowance for Loan Losses to Total Non-Performing Loans	59.72%	80.05%		161.55%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$1,765	$1,797	(1.8)%	$2,130	(17.1)%
Provision Charged to Operating Expense	1,149	(32)	(3,690.6)%	(242)	1,425.0%

Balance at the End of Period	$2,914	$1,765	65.1%	$1,888	54.3%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	March 31,	December 31,	%	March 31,	%
	2008	2007	Change	2007	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$88,529	$54,252	63.2%	$19,509	353.8%
Loans 90 Days or More Past Due and Still Accruing	191	227	(15.9)%	6	3,083.3%

Total Non-Performing Loans	88,720	54,479	62.9%	19,515	354.6%
Other Real Estate Owned	—	287	(100.0)%	—	—

Total Non-Performing Assets	$88,720	$54,766	62.0%	$19,515	354.6%

Total Non-Performing Loans/Total Gross Loans	2.68%	1.66%		0.67%
Total Non-Performing Assets/Total Assets	2.25%	1.37%		0.52%
Total Non-Performing Assets/Allowance for Loan Losses	167.4%	125.6%		61.9%

DELINQUENT LOANS	$105,842	$45,086	134.8%	$37,280	183.9%

Delinquent Loans/Total Gross Loans	3.20%	1.37%		1.28%

LOAN PORTFOLIO:
Real Estate Loans	$1,092,121	$1,101,907	(0.9)%	$1,061,890	2.8%
Commercial and Industrial Loans	2,123,741	2,094,719	1.4%	1,758,801	20.7%
Consumer Loans	90,087	90,449	(0.4)%	98,909	(8.9)%

Total Gross Loans	3,305,949	3,287,075	0.6%	2,919,600	13.2%
Deferred Loan Fees	(1,910)	(2,367)	(19.3)%	(2,413)	(20.8)%

Gross Loans, Net of Deferred Loan Fees	3,304,039	3,284,708	0.6%	2,917,187	13.3%
Allowance for Loan Losses	(52,986)	(43,611)	21.5%	(31,527)	68.1%

Loans Receivable, Net	$3,251,053	$3,241,097	0.3%	$2,885,660	12.7%

LOAN MIX:
Real Estate Loans	33.0%	33.5%		36.4%
Commercial and Industrial Loans	64.2%	63.7%		60.2%
Consumer Loans	2.8%	2.8%		3.4%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Noninterest-Bearing	$676,471	$680,282	(0.6)%	$738,396	(8.4)%
Savings	92,189	93,099	(1.0)%	101,526	(9.2)%
Money Market Checking and NOW Accounts	696,552	445,806	56.2%	424,774	64.0%
Time Deposits of $100,000 or More	1,248,853	1,441,683	(13.4)%	1,418,335	(11.9)%
Other Time Deposits	313,703	340,829	(8.0)%	300,976	4.2%

Total Deposits	$3,027,768	$3,001,699	0.9%	$2,984,007	1.5%

DEPOSIT MIX:
Noninterest-Bearing	22.3%	22.7%		24.7%
Savings	3.0%	3.1%		3.4%
Money Market Checking and NOW Accounts	23.0%	14.9%		14.2%
Time Deposits of $100,000 or More	41.2%	48.0%		47.5%
Other Time Deposits	10.5%	11.3%		10.2%

Total Deposits	100.0%	100.0%		100.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended
	March 31, 2008			December 31, 2007			March 31, 2007
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS
Loans:
Real Estate Loans:
Commercial Property	$790,350	$14,480	7.37%	$787,721	$15,483	7.80%	$752,673	$15,168	8.17%
Construction	217,609	2,893	5.35%	235,851	5,471	9.20%	212,370	4,937	9.43%
Residential Property	89,512	1,170	5.26%	89,184	1,160	5.16%	85,022	1,097	5.23%

Total Real Estate Loans	1,097,471	18,543	6.80%	1,112,756	22,114	7.88%	1,050,065	21,202	8.19%
Commercial and Industrial Loans	2,117,501	40,125	7.62%	2,081,945	43,658	8.32%	1,736,530	38,769	9.05%
Consumer Loans	90,280	1,625	7.24%	91,378	1,624	7.05%	98,634	2,173	8.93%

Total Gross Loans	3,305,252	60,293	7.34%	3,286,079	67,396	8.14%	2,885,229	62,144	8.74%
Prepayment Penalty Income	—	305	—	—	109	—		417	—
Unearned Income on Loans, Net of Costs	(2,111)	—	—	(1,857)	—	—	(2,597)	—	—

Gross Loans, Net	3,303,141	60,598	7.38%	3,284,222	67,505	8.15%	2,882,632	62,561	8.80%

Investment Securities:
Municipal Bonds	71,879	759	4.22%	72,097	765	4.24%	72,396	764	4.22%
U.S. Government Agency Securities	109,860	1,245	4.53%	110,194	1,188	4.31%	118,267	1,256	4.25%
Mortgage-Backed Securities	97,088	1,176	4.85%	97,566	1,190	4.88%	118,899	1,404	4.72%
Collateralized Mortgage Obligations	49,932	534	4.28%	52,883	570	4.31%	64,208	697	4.34%
Corporate Bonds	9,509	109	4.59%	12,709	154	4.85%	7,869	90	4.57%
Other Securities	3,855	52	5.40%	4,698	84	7.15%	5,049	84	6.65%

Total Investment Securities	342,123	3,875	4.53%	350,147	3,951	4.51%	386,688	4,295	4.44%

Other Interest-Earning Assets:
Equity Securities (FHLB and FRB Stock)	33,490	414	4.94%	29,149	358	4.91%	25,008	369	5.90%
Federal Funds Sold	10,896	83	3.05%	5,918	69	4.66%	55,528	726	5.23%
Term Federal Funds Sold	—	—	—	—	—	—	389	5	5.14%

Total Other Interest-Earning Assets	44,386	497	4.48%	35,067	427	4.87%	80,925	1,100	5.44%

TOTAL INTEREST-EARNING ASSETS	$3,689,650	$64,970	7.08%	$3,669,436	$71,883	7.77%	$3,350,245	$67,956	8.23%

INTEREST-BEARING LIABILITIES

Interest-Bearing Deposits:
Savings	$92,467	$527	2.29%	$93,413	$474	2.01%	$100,777	$461	1.86%
Money Market Checking and NOW Accounts	557,493	4,660	3.36%	478,501	4,144	3.44%	427,871	3,472	3.29%
Time Deposits of $100,000 or More	1,354,466	15,687	4.66%	1,465,551	18,977	5.14%	1,406,311	18,498	5.33%
Other Time Deposits	339,645	3,973	4.70%	311,797	3,949	5.02%	300,876	3,757	5.06%

Total Interest-Bearing Deposits	2,344,071	24,847	4.26%	2,349,262	27,544	4.65%	2,235,835	26,188	4.75%

Borrowings:
FHLB Advances and Other Borrowings	470,732	4,477	3.83%	414,107	5,074	4.86%	169,188	2,171	5.20%
Junior Subordinated Debentures	82,406	1,449	7.07%	82,406	1,670	8.04%	82,406	1,639	8.07%

Total Borrowings	553,138	5,926	4.31%	496,513	6,744	5.39%	251,594	3,810	6.14%

TOTAL INTEREST-BEARING LIABILITIES	$2,897,209	$30,773	4.27%	$2,845,775	$34,288	4.78%	$2,487,429	$29,998	4.89%

NET INTEREST INCOME		$34,197			$37,595			$37,958

NET INTEREST SPREAD			2.81%			2.99%			3.34%

NET INTEREST MARGIN			3.73%			4.06%			4.59%